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                                                                     Exhibit (p)

                             SUBSCRIPTION AGREEMENT

      THIS SUBSCRIPTION AGREEMENT dated as of this 18th day of May, 1998, by and between Dollar General STRYPES Trust, a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (Sections 3801 et seq.)) (such trust and the trustees thereof acting in their capacities as such being referred to herein as the "Trust"), and ML IBK Positions, Inc. (the "Purchaser").

      THE PARTIES HEREBY AGREE AS FOLLOWS:

      1.    PURCHASE AND SALE OF THE STRYPES

            1.1 SALE AND ISSUANCE OF UNITS. Subject to the terms and conditions of this Agreement, the Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, one Structured Yield Product Exchangeable for Stock(SM), representing an undivided beneficial interest in the Trust (the "STRYPES"), at a purchase price of $100.

            1.2 CLOSING. The purchase and sale of the STRYPES shall take place at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048 at 9:00 a.m., New York City time, on May 18, 1998, or at such other time ("Closing Date") and place as the Trust and the Purchaser mutually agree upon. At or after the Closing, the Trust shall deliver to the Purchaser a certificate representing the STRYPES purchased by the Purchaser, registered in the name of the Purchaser or its nominee. Payment for the STRYPES shall be made on the Closing Date by the Purchaser by bank wire transfer or by delivery of a certified or official bank check, in either case in immediately available funds, of an amount equal to the purchase price of the STRYPES purchased by the Purchaser.

      2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:

            2.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the Trust with the Purchaser in reliance upon the Purchaser's representation to the Trust, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the STRYPES are being acquired for investment for the Purchaser's own account, and not as a nominee or agent and not with a view to the resale or distribution by the Purchaser of any of the STRYPES, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the STRYPES, in either case in violation of any securities registration requirement under applicable law, but subject nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or
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      arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the STRYPES.

            2.2 INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the STRYPES. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

            2.3 RESTRICTED SECURITIES. The Purchaser understands that the STRYPES are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from the Trust in a transaction not involving a public offering and that under such laws and applicable regulations such STRYPES may be resold without registration under the Securities Act only in certain circumstances. In this connection, the Purchaser represents that it understands the resale limitations imposed by the Securities Act and is generally familiar with the existing resale limitations imposed by Rule 144.

            2.4 FURTHER LIMITATIONS ON DISPOSITION. The Purchaser further agrees not to make any disposition directly or indirectly of all or any portion of the STRYPES unless and until:

                  (a) There is then in effect a registration statement under the
            Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) The Purchaser shall have furnished the Trust with an
            opinion of counsel, reasonably satisfactory to the Trust, that such disposition will not require registration of such STRYPES under the Securities Act.

            Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to any affiliate of the Purchaser, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were the original Purchaser hereunder.

            2.5 LEGENDS. It is understood that the certificate evidencing the STRYPES may bear either or both of the following legends:

                  (a) "These securities have not been registered under the
            Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Trustees of Dollar General STRYPES Trust that such registration is not required."


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                  (b) Any legend required by the laws of any other applicable jurisdiction.

            The Purchaser and the Trust agree that the legend contained in the paragraph (a) above shall be removed at a holder's request when it is no longer necessary to ensure compliance with federal securities laws.

            2.6 SPLIT OF STRYPES. The Purchaser consents to the split of the Purchaser's STRYPES. Subsequent to the determination of the public offering price per STRYPES and related underwriting discount for the STRYPES to be sold to the Underwriters (as defined in the Amended and Restated Trust Agreement of the Trust to be dated as of May 1, 1998, by ML IBK Positions, Inc., as sponsor, and the trustees named therein) but prior to the sale of the STRYPES to the Underwriters, the STRYPES purchased hereby shall be split into a greater number of STRYPES so that immediately following such split the value of each STRYPES held by the Purchaser will equal the aforesaid public offering price per STRYPES.

            2.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the matters contained herein and supersedes all prior agreements or understandings. No amendment or modification of this Agreement shall be valid unless the amendment or modification is in writing and is signed by all parties to this Agreement.

            2.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

            2.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              DOLLAR GENERAL STRYPES TRUST


                              By /s/ Donald J. Puglisi
                                 -----------------------------------------------
                                 Donald J. Puglisi, as Managing Trustee


                              ML IBK POSITIONS, INC.


                              By /s/ Joseph S. Valenti
                                 -----------------------------------------------
                                 Joseph S. Valenti
                                 Vice President


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